                                                                Exhibit 99.1



               CLINICAL HEALTH SYSTEMS - WASHINGTON, INC.,
               CLINICAL HEALTH SYSTEMS - NORTHWEST, INC., AND THE
               CARE FOR LIFE DIVISION OF
               HEALTH SERVICE PHARMACY, INC.

               COMBINED FINANCIAL STATEMENTS
               AS OF DECEMBER 31, 1995 AND
               SEPTEMBER 30, 1996 (unaudited),
               TOGETHER WITH AUDITORS' REPORT

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Boards of Directors of
Clinical Health Systems - Washington, Inc.,
Clinical Health Systems - Northwest, Inc., and
Health Service Pharmacy, Inc.:

We have audited the accompanying combined balance sheet of Clinical Health Systems - Washington, Inc., Clinical Health Systems - Northwest, Inc., and the Care for Life Division of Health Service Pharmacy, Inc. (together "the combined group") as of December 31, 1995, and the related combined statements of income, shareholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the combined group's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Clinical Health Systems - Washington, Inc., Clinical Health Systems - Northwest, Inc., and the Care for Life Division of Health Service Pharmacy, Inc., as of December 31, 1995, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.


                                                  /s/ Arthur Andersen LLP

Washington, D.C.,
   July 24, 1996 (except with respect
   to the matter discussed in Note 11,
   as to which the date is November 1, 1996)

                   CLINICAL HEALTH SYSTEMS - WASHINGTON, INC.,
               CLINICAL HEALTH SYSTEMS - NORTHWEST, INC., AND THE
            CARE FOR LIFE DIVISION OF HEALTH SERVICE PHARMACY, INC.


                            COMBINED BALANCE SHEETS



                                     ASSETS
                                                                                     December 31, 1995    September 30, 1996
                                                                                     -----------------    ------------------
                                                                                                              (Unaudited)
CURRENT ASSETS:
        Cash                                                                            $    1,600           $        0
        Accounts receivable, net of allowance for doubtful accounts of $353,000 and $123,000 as of December 31, 1995 and September 30, 1996 (unaudited),
         respectively                                                                    3,342,193            4,260,806
        Inventories                                                                        866,779              936,810
        Note receivable from CHS, Inc. (Note 6)                                            317,636              351,069
        Prepaid expenses                                                                    29,131              143,800
                                                                                        ----------           ----------
               Total current assets                                                      4,557,339            5,692,485



FIXED ASSETS:
        Leasehold improvements                                                             183,260              243,586
        Furniture and equipment                                                            661,693            1,865,572
        Vehicles                                                                            50,164              181,194
                                                                                        ----------           ----------
                                                                                           895,117            2,290,352
        Less- Accumulated depreciation                                                    (443,364)          (1,414,612)
                                                                                        ----------           ----------
               Fixed assets, net                                                           451,753              875,740


OTHER ASSETS                                                                               194,302              254,379

DUE FROM AFFILIATES                                                                      1,382,082              363,526
                                                                                        ----------           ----------
        Total assets                                                                    $6,585,476           $7,186,130
                                                                                        ==========           ==========



   The accompanying notes are an integral part of this combined balance sheet.

                  CLINICAL HEALTH SYSTEMS - WASHINGTON, INC.,
               CLINICAL HEALTH SYSTEMS - NORTHWEST, INC., AND THE
            CARE FOR LIFE DIVISION OF HEALTH SERVICE PHARMACY, INC.



                            COMBINED BALANCE SHEETS



                      LIABILITIES AND SHAREHOLDERS' EQUITY

                                                           December 31, 1995    September 30, 1996
                                                           -----------------    ------------------
                                                                                  (Unaudited)
CURRENT LIABILITIES:
        Accounts payable                                        $2,540,607           $1,828,387
        Accrued expenses (Note 2)                                  499,430              649,789
        Current portion of obligations under capital leases         41,442               69,227
        Current portion of note payable to bank                     67,748               66,734
        Line of credit (Note 3)                                    400,000              100,000
        Notes payable to shareholders (Note 6)                     229,794              292,624
        Notes payable                                                   --              789,333
                                                                ----------           ----------
               Total current liabilities                         3,779,021            3,796,094

LONG-TERM PORTION OF OBLIGATIONS UNDER CAPITAL LEASES               31,462               96,252

LONG-TERM PORTION OF NOTE PAYABLE TO BANK                           53,202              171,040
                                                                 ----------          ----------
               Total liabilities                                 3,863,685            4,063,386

COMMITMENTS AND CONTINGENCIES (Note 5)

SHAREHOLDERS' EQUITY:
        Common stock (Note 4)                                       15,000               15,000
        Additional paid-in capital                                 140,654              140,654
        Retained earnings                                        2,566,137            1,967,090
                                                                ----------           ----------
               Total shareholders' equity                        2,721,791            3,122,744
                                                                ----------           ----------
               Total liabilities and shareholders' equity       $6,585,476           $7,186,130
                                                                ==========           ==========




  The accompanying notes are an integral part of this combined balance sheet.

                  CLINICAL HEALTH SYSTEMS - WASHINGTON, INC.,
               CLINICAL HEALTH SYSTEMS - NORTHWEST, INC., AND THE
            CARE FOR LIFE DIVISION OF HEALTH SERVICE PHARMACY, INC.




                         COMBINED STATEMENTS OF INCOME

                                                                  Nine Months
                                                     Year Ended      Ended
                                                      December     September
                                                      31, 1995     30, 1996
                                                  --------------- -----------
                                                                 (Unaudited)
NET REVENUES                                        $20,968,114  $18,616,626
COST OF GOODS SOLD                                   12,770,552   11,019,218
                                                    -----------  -----------
        Gross profit                                  8,197,562    7,597,408

OPERATING EXPENSES:
  Payroll and related expenses                        4,628,937    4,377,682
  Selling, general, and administrative expenses       1,555,349    1,797,271
  Provision for doubtful accounts                       280,789       60,513
  Depreciation and amortization                          90,936      102,061
                                                    -----------  -----------
        Total operating expenses                      6,556,011    6,337,527
                                                    -----------  -----------
        Operating income                              1,641,551    1,259,881

OTHER EXPENSES:
  Interest expense                                      (86,611)    (265,038)
  Interest and other income                              54,501      201,110
                                                    -----------  -----------
        Total other expense                             (32,110)     (63,928)
                                                    -----------  -----------
NET INCOME                                          $ 1,609,441  $ 1,195,953
                                                    ===========  ===========




    The accompanying notes are an integral part of this combined statement.

                  CLINICAL HEALTH SYSTEMS - WASHINGTON, INC.,
               CLINICAL HEALTH SYSTEMS - NORTHWEST, INC., AND THE
            CARE FOR LIFE DIVISION OF HEALTH SERVICE PHARMACY, INC.



                   COMBINED STATEMENT OF SHAREHOLDERS' EQUITY
                      FOR THE YEAR ENDED DECEMBER 31, 1995



                                COMMON STOCK      ADDITIONAL                    TOTAL
                              ---------------      PAID-IN        RETAINED   SHAREHOLDERS'
                              SHARES   AMOUNT      CAPITAL        EARNINGS     EQUITY
                              ------   ------      -------        --------     ------
BALANCE, December 31, 1994            $15,000      $140,654     $  956,696    $1,112,350
  Net income                     -       -             -         1,609,441     1,609,441
                              ------  -------      --------     ----------    ----------
BALANCE, December 31, 1995            $15,000      $140,654     $2,566,137    $2,721,791
                              ======  =======      ========     ==========    ==========





    The accompanying notes are an integral part of this combined statement.

                   CLINICAL HEALTH SYSTEMS - WASHINGTON, INC.,
               CLINICAL HEALTH SYSTEMS - NORTHWEST, INC., AND THE
            CARE FOR LIFE DIVISION OF HEALTH SERVICE PHARMACY, INC.

                       COMBINED STATEMENTS OF CASH FLOWS

                                                                                                                    Nine Months
                                                                                                 Year Ended            Ended
                                                                                                 December 31,      September 30,
                                                                                                   1995                1996
                                                                                                 -----------       -------------
                                                                                                                     (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
        Net income                                                                               $1,609,441        $1,195,953
        Adjustments to reconcile net income to net cash provided by operating activities-
          Depreciation and amortization                                                              90,936           102,061
          Provision for doubtful accounts                                                           280,789            60,513
          Increase in accounts receivable                                                          (709,540)         (308,613)
          Increase in inventory                                                                    (232,190)          (10,031)
          Increase in prepaid expenses                                                               (5,542)         (114,669)
          Increase in other assets                                                                  (68,123)          (72,651)
          Increase (decrease) in accounts payable                                                   428,792          (712,220)
          (Decrease) increase in accrued expenses                                                  (485,968)          139,692
                                                                                                 ----------        ----------
                 Net cash provided by operating activities                                          908,595            80,035
                                                                                                 ----------        ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
        Purchases of fixed assets                                                                   (68,140)         (243,987)
                                                                                                 ----------        ----------
        Net cash used in investing activities                                                       (68,140)         (243,987)
                                                                                                 ----------        ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
        Increase in obligation under capital leases                                                   6,662            92,575
        (Increase) decrease in due from affiliates                                                 (819,578)        1,018,556
        (Decrease) increase in notes payable to shareholders                                        (42,044)           62,830
        Borrowings (repayments) under line-of-credit                                                400,000          (300,000)
        Repayments of note  receivable from CHS, Inc.                                              (506,545)          (33,433)
        Borrowings under notes payable to bank                                                      120,950           116,824
        Dividends paid                                                                                   --          (795,000)
                                                                                                 ----------        ----------
                Net cash (used in) provided by financing activities                                (840,555)         (162,344)
                                                                                                 ----------        ----------

NET DECREASE IN CASH                                                                                   (100)           (1,600)

Cash, beginning of period                                                                             1,700             1,600
                                                                                                 ----------        ----------
Cash, end of period                                                                              $    1,600        $      -0-
                                                                                                 ==========        ==========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
        Cash paid during the period for-
          Interest                                                                               $   15,726        $  256,699
                                                                                                 ===========       ===========





    The accompanying notes are an integral part of this combined statement.

                  CLINICAL HEALTH SYSTEMS - WASHINGTON, INC.,
               CLINICAL HEALTH SYSTEMS - NORTHWEST, INC., AND THE
            CARE FOR LIFE DIVISION OF HEALTH SERVICE PHARMACY, INC.

    NOTES TO FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 1995 AND
           FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 (UNAUDITED)


1.      BUSINESS DESCRIPTION AND SIGNIFICANT
          ACCOUNTING POLICIES:

ORGANIZATION

Clinical Health Systems - Washington, Inc. ("CHSW") sells pharmaceutical products and medical supplies to healthcare facilities and clinics through four divisions. The Company is located in Vancouver, Washington with its customer base covering Northwest Oregon and Southwest Washington, including the Portland-Vancouver metropolitan area. CHSW began operations in July 1992.

Clinical Health Systems - Northwest, Inc. ("CHSNW") sells pharmaceutical products to healthcare facilities and clinics. CHSNW is located in Seattle, Washington, with its customer base covering the Puget Sound area. CHSNW began operations in August 1993.

Health Service Pharmacy, Inc. ("HSP") provides home intravenous (IV) services. HSP is located in Vancouver, Washington with its customer base covering Northwest Oregon and Southwest Washington including the Portland-Vancouver metropolitan area. HSP operates through three divisions: Care For Life ("CFL") division, Vancouver Option Care division, and Portland Medical Corporation ("PMC"). The Care for Life division provides pharmaceuticals for patients with hemophilia. HSP's retail pharmacy, PMC, is located in Portland, Oregon.
HSP began operations in October 1978.

PRINCIPLES OF COMBINATION

These combined financial statements include the accounts of the Care for Life division of HSP, CHSW, and CHSNW (the "Combined Group"). All significant intercompany balances and transactions have been eliminated in the combination. Management believes that all intercompany allocations of incurred costs are reasonable and are based on justifiable methods.

USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL
STATEMENTS

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NEW ACCOUNTING PRONOUNCEMENTS

In March 1995, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of." SFAS No. 121 requires that long-lived assets and certain identifiable intangibles held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Combined Group expects that adoption of this statement will not have a material effect on the Combined Group's financial statements.

REVENUE RECOGNITION AND CONCENTRATION OF
CREDIT RISK

The Combined Group records revenues at the time services or supplies are provided. Revenue is reported at the estimated net realizable amounts from patients, third-party payers, and others for services rendered. Net revenues from Medicaid and Medicare programs were approximately $7,039,000 and $2,413,000, respectively, for the year ended December 31, 1995 and $6,268,000 and $2,092,000, respectively, for the nine months ended September 30, 1996 (unaudited). Accounts receivable outstanding on the combined balance sheet from Medicaid and Medicare programs was 46.7 percent and 7.7 percent, respectively, of total accounts receivable at December 31, 1995.

National and state health care-related legislation has and is expected to continue to be introduced in the U.S. Congress and the regions that the combined group operates. Such legislation may address, among other things, benefits provided, insurance coverage and provider reimbursement. It is possible that such legislation could result in the largest reductions in Medicare and Medicaid spending over the next several years that have ever been experienced.

INVENTORIES

Inventories are valued at cost, using the last-in, first-out ("LIFO") method. Inventory consists primarily of products held for resale.

PROPERTY AND EQUIPMENT

Property and equipment are valued at cost.

Vehicles are depreciated using the straight-line method over a five-year period. Furniture and equipment and leasehold improvements are depreciated using the straight-line method over a seven-year period.

AMORTIZATION OF OTHER ASSETS

Organization expenses and covenant-not-to-compete agreements are being amortized on a straight-line basis over their estimated useful lives of three to fifteen years and are included in other assets on the combined balance sheet.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Combined Group's financial instruments include cash, accounts receivable, a note receivable, accounts payable, accrued expenses, and notes payable. The carrying amounts of these instruments approximate their fair value because of the short maturity or frequent repricing of these instruments.

INCOME TAXES

The Combined Group, with the consent of their shareholders, has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, the Combined Group does not pay corporate income taxes on their taxable income. Instead, the shareholders are liable for individual income taxes on their respective shares of the Combined Group's taxable income.

2.      ACCRUED EXPENSES:

Accrued expenses consist of the following:



                                               December 31,  September 30,
                                                   1995          1996
                                               ------------  -------------
                                                      (Unaudited)
Accrued salaries and related costs               $222,941      $376,915
Accrued vacation                                  219,184       209,650
Accrued interest payable to shareholder            26,012        34,351
Accrued professional fees                          24,262        24,784
Other                                               7,031         4,089
                                                 --------      --------
                                                 $499,430      $649,789
                                                 ========      ========


3.      LINE OF CREDIT:

Health Service Pharmacy, Inc. has a $400,000 line of credit with Northwest National Bank. As of December 31, 1995 and September 30, 1996 (unaudited), there was an outstanding balance of $400,000 and $100,000, respectively. Interest is at the Bank's prime rate (8.5 percent at December 31, 1995) plus
1.0 percent. The line was revised after year end to extend the due date to June 15, 1997. The line is callable upon the Lender's demand. The line is secured by all assets of HSP and Clinical Health Systems, Inc. ("CHSI"), and is personally guaranteed by each of the shareholders of the combined group.

4.      COMMON STOCK:

Common stock par value, and number of shares authorized, issued and outstanding are as follows:

                                                      NUMBER OF SHARES
                                                  --------------------------
                                   PAR VALUE                      ISSUED AND
                                   PER SHARE      AUTHORIZED     OUTSTANDING
                                   ---------      ----------     -----------

Health Service Pharmacy, Inc.        $  100            500            150
Clinical Health Systems -
   Washington, Inc.                  No Par         50,000            300
Clinical Health Systems -
   Northwest, Inc.                   No Par        200,000         20,000

5.      COMMITMENTS AND CONTINGENCIES:

The Combined Group leases administrative, warehouse, and pharmacy facilities under various noncancelable operating leases expiring between June 1995 and December 1999. The Combined Group also leases pharmaceutical and office equipment under various operating and capital leases.

The building lease between HSP and one of the shareholders originally expired May 2002. During 1994, Health Service Pharmacy relocated its operations to facilities owned by a third party, accordingly, the lease agreement with the shareholder was canceled as of June 30, 1995. Included in notes payable to shareholders is a $96,000 payable in settlement of the obligation under this lease.

Building rent and equipment lease expense under all operating leases was $173,359 for the year ended December 31, 1995 and $130,019 for the nine months ended September 30, 1996 (unaudited).

Future minimum rental payments required under both capital and operating lease agreements as of December 31, 1995 are as follows:

        YEAR ENDING                OPERATING    CAPITAL
        DECEMBER 31                 LEASES      LEASES
        -----------                 ------      ------

        1996                        $194,760     $48,344
        1997                         128,038      32,225
        1998                          74,485      19,688
        1999                          78,209         -
                                    --------     -------
                                    $475,492     100,257
                                    ========
Less- Amount representing interest
         expense                                 (27,353)
                                                 -------
Net capital lease obligations                    $72,904
                                                 =======

On January 31, 1995, CHS reached an agreement with the United States Department of Health and Human Services ("DHHS") to settle a dispute relating to alleged overcharges to the Medicaid program by CHSW. Under this agreement, CHSW paid $686,738 in consideration during 1995 for the DHHS to release its claims against CHSW.

6.      RELATED-PARTY TRANSACTIONS:

As of December 31,1995, two shareholders of the Combined Group loaned funds to the Care for Life division of HSP totaling $133,794. Amounts outstanding accrue interest at 8 percent annually. The notes are due December 31, 1996. Interest expense on the notes amounted to $13,369 in 1995 and $15,670 for the nine months ended September 30, 1996 (unaudited).

As of December 31, 1995 and September 30, 1996 (unaudited), the Combined Group had a receivable of $317,636 and $351,069, respectively, from Clinical Health Systems, Inc. ("CHS"), which is owned collectively, by the shareholders of the Combined Group.

As of December 31, 1995 and September 30, 1996 (unaudited), the Care for Life division of HSP owed $26,012 and $34,351, respectively, in accrued interest on a note payable to a shareholder of the Combined Group. The note earned interest at 10.75 percent and was outstanding for the periods from September 1995 to December 1995 and January 1996 to September 1996, respectively.

7.      STOCK PURCHASE AGREEMENT:

Clinical Health Systems, Northwest, Inc. has an agreement to repurchase the outstanding stock of any shareholder in the event of death. The purchase price will be the book value as of the end of the calendar quarter following notice to the Company of the shareholder's death.

8.      401(k) SAVINGS AND RETIREMENT PLAN:

The Combined Group adopted a 401(k) savings and retirement plan effective January 1, 1989. The Combined Group may contribute an amount as the Boards of Directors deem appropriate. At the discretion of the Boards of Directors, the employer may also match employees' elective contributions. An employee may become a plan participant after completing one year of employment with any of the businesses included in the Combined Group and completing 1,000 hours of service. For the year ended December 31, 1995 and the nine months ended September 30, 1996 (unaudited), contributions to the plan totaled $65,782 and $47,652, respectively.

9.      SUBSEQUENT EVENTS:

On June 26, 1996, HSP entered into a $150,000 revolving line-of-credit agreement with the Bank. Interest is at the Bank's prime rate plus 1.0 percent. Principal plus accrued interest is due on September 15, 1996, if not called earlier by the Bank. The line is secured by all inventory, chattel paper, accounts receivable, equipment and intangibles of HSP and CHSI.

Subsequent to year-end, $795,000 was distributed equally to the shareholders of the Combined Group.

A shareholder of the Combined Group is a director of the Bank through which the Combined Group holds its cash accounts, its line of credit and its notes payable to bank.

On February 9, 1996, CHS - Washington purchased certain assets and assumed certain liabilities of Integrated Health Systems, Inc. and Pharmaceutical Services of Idaho, collectively referred to as "CHS - Boise." The purchase was made for $200 in cash and included the assumption of $800,000 of liabilities. As part of the purchase transaction, the seller signed a four-year noncompetition agreement with CHS - Washington for $60,000. In anticipation of the purchase, the Combined Entity incurred expenses of approximately $146,000 for the year ended December 31, 1995, in order to maintain the vitality of the business. The amount has been capitalized as other assets in these financial statements. CHS-Boise's unaudited financial statements reported revenues of $3,529,000 and net loss of $178,000 in the year ended December 31, 1995, respectively. The CHS-Boise statements reflected total assets of $1,255,356 as of December 31, 1995.

10.     POTENTIAL LITIGATION:

On March 6, 1996, CHSW was served by a subpoena issued by the Federal Trade Commission in connection with an investigation it was conducting to determine whether persons engaged in the provision of institutional pharmacy services in Oregon, or associations or networks of such persons, including the Pharmacists Service Group, the Institutional Pharmacy Network ("IPN"), and the Oregon Pharmacy Association, or others, have engaged in, or are engaging in, unfair methods of competition or unfair deceptive acts or practices by agreeing upon reimbursement rates or otherwise restricting competition in the provision of institutional pharmacy services. CHSW was served as a member of IPN. Management does not believe that the resolution of this matter will have a material adverse effect on the financial position or results of operation of the Combined Group.

11.     ACQUISITION OF THE COMBINED GROUP:

On November 1, 1996, the assets of Clinical Health Systems - Washington, Inc., Clinical Health Systems - Northwest, Inc. and the Care for Life Division of Health Services Pharmacy, Inc. were acquired by NCS HealthCare, Inc. for $15 million in cash and stock.